Notify Technology Reports Results for the Fiscal Year Ended September 30, 2009

Notify achieves net profit for the year on a 30% increase in total revenue over the prior year.

SAN JOSE, Calif., Dec. 14 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC Bulletin Board: NTFY) today announced financial results for its fiscal year ended September 30, 2009.

Total fiscal fourth quarter revenue increased 27% to $1,665,621 in the three-month period ended September 30, 2009 from $1,309,280 during the same period in the prior year. Total annual revenue increased 30% for the fiscal year ended September 30, 2009 to $6,032,257 from $4,640,723 for the fiscal year ended September 30, 2008. The company had net income for the fiscal quarter ended September 30, 2009 of $104,328 or $0.01 per diluted share. The income realized during the third and fourth quarters resulted in net income for the fiscal year of $70,685, or $0.00 per diluted share. The company's 2009 fiscal year's financial performance is a clear improvement from the net loss of $287,680, or $(0.02) per diluted share, reported for the previous fiscal year ended September 30, 2008.

"It gives me great pleasure to report the financial results of our 2009 fourth fiscal quarter and our overall fiscal year end to our shareholders as it reflects our transition to achieving continued quarter to quarter profitability and an increase in our available cash. Not only did we have our second consecutive profitable quarter, but we also recorded our first profitable year," said Paul DePond, President and CEO of the company. "There is a lot of excitement these days as the wireless smart phone market continues to show unprecedented growth as business professionals continue to upgrade their traditional cell phone for a more feature rich smart phone. We are very pleased that both NotifyLink(TM) and NotifySync(TM) product revenues continue to increase quarter to quarter in spite of the challenging economic conditions of the past year."

The increase in net income for the fiscal year was largely attributable to the 30% growth in total revenue over the prior year. The company also experienced a 54% increase in cash and cash equivalents at September 30, 2009 as compared to cash and cash equivalents at September 30, 2008. The company's deferred revenue balance at September 30, 2009 was 29% higher than the comparable balance at September 30, 2008. Management believes that this increase signifies that the company closed new contracts during fiscal 2009 at a rate faster than its old contracts expired, which explains the improvements on both the statement of operations and the balance sheet.

Sales and marketing expenses were $2,322,315 in the twelve-month period ended September 30, 2009 compared to $1,881,552 in the twelve-month period ended September 30, 2008. The increase was primarily the result of an increase in salary and commission expenses related to ongoing business and the launch of the new NotifySync(TM) product in January 2009.

The Company expended $1,917,614 for research and development in the twelve-month period ended September 30, 2009 compared to $1,620,526 in the twelve-month period ended September 30, 2008. Virtually all of the increase is due to personnel increases as the company invested heavily in expanding the NotifyLink(TM) product line and readying the NotifySync product line for launch in January 2009.

General and administrative costs also increased to $1,574,958 in the twelve-month period ended September 30, 2009 compared to $1,286,112 for the twelve-month period ended September 30, 2008. The increase was due to non-cash compensation expense due to option vesting, legal expenses, rent, depreciation and an increase in bad debt reserves due to sales volume increases.

About Notify Technology Corporation
-----------------------------------

Founded in 1994, Notify Technology Corporation, (OTC Bulletin Board: NTFY) is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The Company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact
                                        -------------------------
408-777-7920.

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology Corporation that involve risks and uncertainties, including, but not limited to, statements regarding the changes in asset balances on the balance sheet, the significance of changes in the balance of deferred revenue, the launch of new wireless devices and product lines and the improving performance of the Company's wireless products. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, Notify's ability to deliver products and manage growth, its ability to continue to improve its existing products or develop new products or technologies, and its ability to maintain revenue growth as well as other risks. In particular, management cannot predict future NotifyLink and NotifySync revenues with any accuracy and does not know whether NotifyLink and NotifySync revenues will continue to grow at the rates recently experienced, if at all. Increasing NotifyLink and NotifySync revenues will require, among other things, continued investments in the Company's sales and marketing organization and Notify has limited available cash resources to make these investments. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management's expectations.

(Financial Tables Follow)

                          NOTIFY TECHNOLOGY CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS

                                               Three-Month Periods           Twelve-Month Periods
                                                Ended September 30,           Ended September 30,

                                               2009           2008           2009           2008
                                           ------------   ------------   ------------   ------------
Revenue:
   Product revenue                         $  1,665,621   $  1,309,280   $  6,032,257   $  4,640,723
                                           ------------   ------------   ------------   ------------
Total revenue                                 1,665,621      1,309,280      6,032,257      4,640,723
                                           ------------   ------------   ------------   ------------

Cost of revenue:
   Product cost                                      --          2,705          8,620         14,160
   Royalty payments                              35,891         34,312        144,963        139,595
                                           ------------   ------------   ------------   ------------
Total cost of revenue                            35,891         37,017        153,583        153,755
                                           ------------   ------------   ------------   ------------
Gross profit                                  1,629,730      1,272,263      5,878,674      4,486,967
                                           ------------   ------------   ------------   ------------

Operating expenses:
   Research and development                     467,883        433,566      1,917,614      1,620,526
   Sales and marketing                          614,023        507,392      2,322,315      1,881,552
   General and administrative                   447,481        324,443      1,574,958      1,286,112
                                           ------------   ------------   ------------   ------------
Total operating expenses                      1,529,387      1,265,401      5,814,887      4,788,190
                                           ------------   ------------   ------------   ------------

Income (loss) from operations                   100,343          6,862         63,787       (301,220)

Other interest (expense), net                     3,985          2,252          6,898         13,542
                                           ------------   ------------   ------------   ------------

Net income (loss)                          $    104,328   $      9,114   $     70,685   $   (287,680)
                                           ============   ============   ============   ============

Basic net income (loss) per share          $       0.01   $       0.00   $       0.00   $      (0.02)
                                           ============   ============   ============   ============

Basic weighted average shares
outstanding                                  14,075,662     13,968,995     14,075,662     13,968,995
                                           ============   ============   ============   ============

Diluted weighted net income (loss)
per share                                  $       0.01   $       0.00   $       0.00   $      (0.02)
                                           ============   ============   ============   ============

Diluted weighted average shares
outstanding                                  16,031,553     13,968,995     14,754,252     13,968,995
                                           ============   ============   ============   ============

                          NOTIFY TECHNOLOGY CORPORATION
                            Condensed Balance Sheets

                                                   Sept. 30,       Sept. 30,
                                                     2009            2008
                                                 ------------    ------------
                                                   Audited         Audited
Assets:

Current assets:

   Cash and cash equivalents                     $  1,565,447    $  1,010,607
   Accounts receivable, net                           810,543         509,735
   Other assets                                        40,540          39,452
                                                 ------------    ------------
Total current assets                                2,416,530       1,559,794
 Non-current assets
   Property and equipment, net                        247,117         173,224
   Lease deposits                                      15,602              --
                                                 ------------    ------------
 Total non-current assets                             262,719         173,224
                                                 ------------    ------------
   Total assets                                  $  2,679,249    $  1,733,018
                                                 ============    ============

Liabilities and shareholders' deficit

Current liabilities:

   Current portion of capital lease obligation   $      4,142    $      4,445
   Accounts payable                                    75,340          40,045
   Accrued payroll and related liabilities            454,946         349,292
   Deferred revenue                                 2,995,906       2,418,235
   Other accrued liabilities                          140,464         171,108
                                                 ------------    ------------
Total current liabilities                           3,670,798       2,983,125
                                                 ------------    ------------

Long-term liabilities:
   Long-term Deferred revenue                         137,250              --
   Long-term capital lease obligations                  6,543          10,685
                                                 ------------    ------------
 Total long-term liabilities                          143,793          10,685
                                                 ------------    ------------
Total liabilities                                   3,814,591       2,993,810
                                                 ------------    ------------

Shareholders' deficit:
   Common stock                                        14,076          14,076
   Additional paid-in capital                      23,442,160      23,387,395
   Accumulated deficit                            (24,591,578)    (24,662,263)
                                                 ------------    ------------
Total shareholders' deficit                        (1,135,342)     (1,260,792)
                                                 ------------    ------------
   Total liabilities and shareholders' deficit   $  2,679,249    $  1,733,018
                                                 ============    ============